NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0168 Dated June 2, 1997        Rule 424(b)(2)

(To Prospectus dated July 12, 1996 and                File number:  333-7229
Prospectus Supplement dated November 8, 1996)

Subordinated Medium-Term Notes, Series F
Due Nine Months or More From Date of Issue


Principal Amount:                                    $  15,000,000.00
Issue Price:                             100.000%    $  15,000,000.00
Commission or Discount:                    2.220%    $     333,000.00

Proceeds to Company:                      97.780%    $  14,667,000.00

Agent:                        Morgan Stanley & Co. Incorporated, as Principal


Original Issue Date:            June 26, 1997

Stated Maturity Date:           June 26, 2012

Cusip #:                        63858S-BF-5
Form:                           Book entry only


Interest Rate:                  7.550% Fixed

Interest Payment Dates:         26th of each June and December,
                                commencing December 26, 1997


Discount Note?                                                 No
May the Notes be redeemed by the Company prior to maturity?    Yes

The notes will be subject to redemption at the option of the Company, in whole, on the Interest Payment Date occurring June 26, 2001 and each Interest Payment Date occurring in June or December thereafter at a redemption price equal to 100% of the principal amount of the Notes, plus accrued interest thereon, if any, upon at least 30 calendar days prior notice, as described in the Prospectus Supplement.


May the notes be repaid prior to maturity at the option of
the holder?                                             No



                          Morgan Stanley Dean Witter